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As filed with the Securities and Exchange Commission on December 16, 2016

Registration No. 333-214803

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MOELIS & COMPANY
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation or Organization)	6199 (Primary Standard Industrial Classification Code Number)	46-4500216 (I.R.S. Employer Identification Number)

399 Park Avenue, 5th Floor
New York, New York 10022
(212) 883-3800
(Address, Including Zip Code, and Telephone Number, Including
Area Code, of Registrant's Principal Executive Offices)

Osamu R. Watanabe, Esq.
General Counsel
Moelis & Company
399 Park Avenue, 5th Floor
New York, New York 10022
(212) 883-3800
(Name, Address, Including Zip Code, and Telephone Number, Including
Area Code, of Agent For Service)

Copies to:

Stacy Kanter, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036
(212) 735-3000

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☒

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)

Class A common stock, par value $0.01 per share	20,000,000	$28.83	$576,600,000	$66,828

(1)
Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional shares of Class A common stock that may be issued or become issuable after the date hereof as a result of stock splits, dividends or similar transactions.

(2)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act. The price per share and the maximum aggregate offering price are based on the average of the high and low sales price of the shares of Class A common stock on November 21, 2016, as reported on the New York Stock Exchange.

(3)
Previously paid.

          The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 16, 2016

PRELIMINARY PROSPECTUS

20,000,000 Shares

Class A Common Stock

        We may offer and sell shares of our Class A common stock from time to time, in one or more offerings, in amounts, at prices and on terms determined at the time of any such offering.

        We will provide the specific prices and terms of our Class A common stock in one or more supplements to this prospectus at the time of offering. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

        This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

        We may offer our Class A common stock through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers. See "Plan of Distribution" herein.

        Our Class A common stock is traded on the New York Stock Exchange (the "NYSE") under the symbol "MC." On December 15, 2016, the NYSE official closing price of our Class A common stock was $32.40 per share.

        We are an "emerging growth company" under applicable Securities and Exchange Commission rules and are subject to reduced public company reporting requirements.

        Investing in our Class A common stock involves risks. See "Risk Factors" beginning on page 2 and in the applicable prospectus supplement before you make your investment decision.

        The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                        , 2016.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a "shelf" registration statement that we filed with the Securities and Exchange Commission (the "SEC"). Under this process, we may sell from time to time our Class A common stock described in this prospectus. This prospectus only provides you with a general description of our Class A common stock that we may offer. Each time we sell our Class A common stock, we will provide a supplement to this prospectus that contains specific information about the terms of that offering, including the specific amounts, prices and terms of the Class A common stock offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read both this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us, together with the additional information described under the heading "Where You Can Find More Information."

        We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus, any accompanying prospectus supplement or the documents incorporated by reference in this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information in this prospectus, any accompanying prospectus supplement or any other offering materials is accurate as of any date other than the date on the front of each document, regardless of the time of delivery of this prospectus, any accompanying prospectus supplement or any sale of securities. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

        In this prospectus, when we use the terms "Company," "we," "our," or "us," we mean Moelis & Company, a Delaware corporation, and its consolidated subsidiaries.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus contains forward-looking statements, which reflect our current views with respect to, among other things, our operations and financial performance. You can identify these forward-looking statements by the use of words such as "may," "might," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "intend," "predict," "potential" or "continue," the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties, and assumptions about us, may include projections of our future financial performance, based on our growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements.

        Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as a prediction of future events. We are under no duty to and we do not undertake any obligation to update or review any of these forward-looking statements after the date of this prospectus to conform our prior statements to actual results or revised expectations whether as a result of new information, future developments or otherwise.

ii

MOELIS & COMPANY

        Moelis & Company is a leading global independent investment bank that provides innovative strategic advice and solutions to a diverse client base, including corporations, governments and financial sponsors. With 17 offices located in North and South America, Europe, the Middle East, Asia and Australia, we advise clients around the world on their most critical decisions, including mergers and acquisitions, recapitalizations and restructurings, capital markets transactions and other corporate finance matters.

        Moelis & Company was incorporated in Delaware on January 9, 2014. Our principal executive offices are located at 399 Park Avenue, 5th Floor, New York, NY 10022, and our phone number is (212) 883-3800.

 RISK FACTORS

        Investing in our Class A common stock involves risk. See the risk factors described in our most recent Annual Report on Form 10-K (together with any changes thereto contained in subsequently filed Quarterly Reports on Form 10-Q) and those contained in our other filings with the SEC that are incorporated by reference in this prospectus and any accompanying prospectus supplement. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any accompanying prospectus supplement. These risks could materially affect our business, financial condition or results of operations and cause the value of our securities to decline. You could lose all or part of your investment.

 USE OF PROCEEDS

        We intend to use the net proceeds from the sale of our Class A common stock for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include working capital and the repurchase of securities held by our current or former employees, affiliates or other persons.

        Proceeds from the sale of our Class A common stock will be contributed to Group LP and used for the purposes described above pursuant to the amended and restated limited partnership agreement of Group LP (subject to the exceptions therein). See "Description of Capital Stock—Amended and Restated Limited Partnership Agreement of Group LP."

 DESCRIPTION OF CAPITAL STOCK

        The following description of our capital stock is qualified in its entirety by reference to our amended and restated certificate of incorporation and bylaws, which are filed as exhibits to the registration statement of which this prospectus forms a part, and by applicable law. Capitalized terms used but not defined herein have the meanings ascribed to them in the amended and restated certificate of incorporation and the stockholders agreement, dated April 15, 2014, by and between the Registrant and Moelis & Company Partner Holdings LP ("Partner Holdings"), Kenneth Moelis, The Moelis Irrevocable Trust and The Moelis Family Trust.

        Our authorized capital stock consists of 1,000,000,000 shares of Class A common stock, par value $0.01 per share, 1,000,000,000 shares of Class B common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share. Unless our board of directors determines otherwise, we will issue all shares of our capital stock in uncertificated form.

Class A Common Stock

        Holders of our Class A common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Our Class A stockholders are not entitled to cumulate their votes in the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all holders of shares of Class A common stock and Class B common stock present in person or represented by proxy, voting together as a single class. Except as otherwise provided by law, amendments to the amended and restated certificate of incorporation must be approved by a majority or, in some cases, a super-majority of the combined voting power of all shares of Class A common stock and shares of Class B common stock, voting together as a single class. However, amendments to the amended and restated certificate of incorporation that would increase or decrease the par value of the shares of such class, or alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely also must be approved by a majority of the votes entitled to be cast by the holders of the shares of the class affected by the amendment, voting as a separate class.

        Holders of our Class A common stock are entitled to receive dividends when and if declared by our board of directors out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock.

        Upon our dissolution or liquidation or the sale of all or substantially all of our assets, after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of our Class A and Class B common stock will be entitled to receive our remaining assets available for distribution on a pro rata basis.

        Holders of our Class A common stock do not have preemptive, subscription, redemption or conversion rights.

        Subject to the transfer restrictions set forth in the Moelis & Company Group LP ("Group LP") limited partnership agreement, holders of fully vested Group LP Class A partnership units (other than Moelis & Company) may exchange these units for shares of Class A common stock on a one-for-one basis or cash (based on the market price of the shares of Class A common stock) at Group LP's option, subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications.

        Each share of Class B common stock may, at the option of the holders, be converted into Class A common stock, at a conversion rate determined based on the ratio of the subscription price for such shares to the initial public offering price of the Class A common stock.

Class B Common Stock

        For so long as the Class B Condition is satisfied, each share of our Class B common stock will entitle Partner Holdings to ten votes for each share held of record on all matters submitted to a vote of stockholders. After the Class B Condition ceases to be satisfied, each share of our Class B common stock will entitle Partner Holdings to one vote for each share held of record on all matters submitted to a vote of stockholders. Shares of our Class B common stock are not transferable. Our Class B stockholders will not be entitled to cumulate their votes in the election of directors.

        Holders of our Class B common stock will be entitled to receive dividends of the same type as any dividends payable on outstanding Class A common stock. Dividends on shares of Class B common stock will be calculated based on the applicable subscription amount such that the aggregate dividends payable with respect to Class B common stock will equal the dividends payable with respect to an equivalent dollar amount of Class A common stock. The holders of our Class B common stock are entitled to receive, on a pari passu basis with the holders of our Class A common stock, such dividend or other distribution when, as and if declared by our board of directors out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock.

        Each share of Class B common stock may, at the option of Partner Holdings, be converted into Class A common stock, at a conversion rate determined based on the ratio of the subscription price for such shares to the initial public offering price of the Class A common stock.

        Holders of our Class B common stock do not have preemptive or subscription rights.

Preferred Stock

        Our amended and restated certificate of incorporation authorizes our board of directors to establish one or more series of preferred stock (including convertible preferred stock). Unless required by law or by any stock exchange, the authorized shares of preferred stock will be available for issuance without further action by you. Our board of directors may determine, with respect to any series of preferred stock, the terms and rights of that series, including:

  •
  the designation of the series;

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  the number of shares of the series, which our board may, except where otherwise provided in the preferred stock designation, increase or decrease, but not below the number of shares then outstanding;

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  whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series;

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  the dates at which dividends, if any, will be payable;

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  the redemption rights and price or prices, if any, for shares of the series;

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  the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

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  the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of our Company;

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  whether the shares of the series will be convertible into shares of any other class or series, or any other security, of our Company or any other entity, and, if so, the specification of the other class or series or other security, the conversion price or prices or rate or rates, any rate adjustments, the date or dates as of which the shares will be convertible and all other terms and conditions upon which the conversion may be made;

  •
  restrictions on the issuance of shares of the same series or of any other class or series; and

  •
  the voting rights, if any, of the holders of the series.

        We may issue a series of preferred stock that could, depending on the terms of the series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of you might believe to be in your best interests or in which you might receive a premium for your Class A common stock over the market price of the Class A common stock.

Authorized but Unissued Capital Stock

        Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of the NYSE, which apply so long as the Class A common stock remains listed on the NYSE, require stockholder approval of certain issuances of capital stock equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of Class A common stock. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

        One of the effects of the existence of unissued and unreserved Class A common stock or preferred stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of Class A common stock at prices higher than prevailing market prices.

Forum Selection Clause

        Our amended and restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or agents or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law (the "DGCL") or our amended and restated certificate of incorporation or amended and restated bylaws or (iv) any action asserting a claim governed by the internal affairs doctrine. In the event that the Court of Chancery lacks jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding will be another state or federal court located within the State of Delaware. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock is deemed to have notice of and consented to the foregoing provision. This choice of forum provision limits a stockholder's ability to bring a claim in another judicial forum, including in a judicial forum that it may find favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers and other employees.

Anti-Takeover Effects of Provisions of Delaware Law, our Amended and Restated Certificate of Incorporation and the Stockholders Agreement

        Our amended and restated certificate of incorporation and bylaws contain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and that may have the effect of delaying, deferring or preventing a future takeover or change in control of our Company unless the takeover or change in control is approved by our board of directors. These provisions include the following:

        Our amended and restated certificate of incorporation provides that stockholder action may be taken by written consent in lieu of a meeting for so long as the Class B Condition is satisfied. After the

Class B Condition ceases to be satisfied, stockholders will no longer have the ability to consent in writing to the taking of any action so that stockholder action may be taken only at an annual or special meeting of stockholders.

        Our amended and restated certificate of incorporation provides that, except as otherwise required by law, special meetings of our stockholders can only be called by our Chief Executive Officer, pursuant to a resolution adopted by a majority of our board of directors or a committee of the board of directors that has been duly designated by the board of directors and whose powers and authority include the power to call such meetings, or by the chairman of our board of directors. Notwithstanding the foregoing, for so long as the Class B Condition is satisfied, stockholders collectively holding at least a majority of the voting power of the issued and outstanding shares of our capital stock entitled to vote in connection with the election of directors may call a special meeting. After the Class B Condition ceases to be satisfied, stockholders will no longer have the ability to call a special meeting.

        In addition, we are party to a stockholders agreement with Partner Holdings. Under this agreement, Partner Holdings has the right to designate a number of designees to our board of directors equal to a majority of the board of directors so long as the Class B Condition is satisfied. After the Class B Condition ceases to be satisfied, for so long as the Secondary Class B Condition is satisfied, Partner Holdings has the right to designate a number of designees to our board of directors equal to one quarter of the board of directors. As long as the Class B Condition or the Secondary Class B Condition is satisfied, Partner Holdings retains the right to remove any director previously designated by it.

        In addition, there is no cumulative voting in the election of directors and our amended and restated certificate of incorporation provides that directors may be removed, with or without cause, only with the affirmative vote of at least 80% of the voting interest of stockholders entitled to vote; provided, however, that for so long as the Class B Condition is satisfied, directors may be removed, with or without cause, with the affirmative vote of a majority of the voting interest of stockholders entitled to vote.

        The foregoing provisions of our amended and restated certificate of incorporation and bylaws and the stockholders agreement could discourage potential acquisition proposals and could delay or prevent a change in control. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by our board of directors and to discourage certain types of transactions that may involve an actual or threatened change of control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our Class A common stock that could result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in our management or delaying or preventing a transaction that might benefit you or other minority stockholders.

Amended and Restated Limited Partnership Agreement of Group LP

        We operate our business through Group LP and its subsidiaries. Through our control of the general partner of Group LP, we have unilateral control (subject to the consent of Partner Holdings on various matters) over the affairs and decisions of Group LP. As such, we, through our officers and directors, are responsible for all operational and administrative decisions of Group LP and the day-to-day management of Group LP's business.

  Coordination of Moelis & Company and Group LP

        At any time we issue a share of Class A common stock for cash, unless we use the proceeds for certain specified permitted purposes (including the acquisition Group LP Class A partnership units or other property), the proceeds received by us will be promptly transferred to Group LP, and Group LP will issue to us one of its Group LP Class A partnership units. At any time we issue a share of Class A common stock pursuant to our equity incentive plan we will contribute to Group LP all of the proceeds that we receive (if any), and Group LP will issue to us one of its Group LP Class A partnership units, having the same restrictions, if any, attached to the shares of Class A common stock issued under the equity incentive plan. Conversely, if we redeem or repurchase any of our shares of Class A common stock, Group LP will, immediately prior to our redemption or repurchase, redeem or repurchase an equal number of Group LP Class A partnership units held by us, upon the same terms and for the same price, as the shares of Class A common stock are redeemed or repurchased. We can only redeem or repurchase shares of Class A common stock if Group LP first redeems or repurchases an equivalent amount of Group LP Class A partnership units that we hold.

  Exchange Rights

        Subject to the terms and conditions of the Group LP amended and restated limited partnership agreement and the lock-up restrictions described below, each Group LP Class A unitholder (except for us) has the right to exchange Group LP Class A partnership units, either for shares of our Class A common stock on a one-for-one basis, or cash (based on the market price of the shares of Class A common stock), at Group LP's option. If Group LP chooses to exchange such units for our Class A common stock, we will deliver an equivalent number of shares of Class A common stock to Group LP for further delivery to the exchanging holder and receive a corresponding number of newly issued Group LP Class A partnership units. The exchanging holder's surrendered Group LP Class A partnership units will be cancelled by Group LP. As Group LP Class A unitholders exchange their Group LP Class A partnership units, our percentage of economic ownership of Group LP will be correspondingly increased. Following each such exchange, Partner Holdings will be required to surrender to us a corresponding number of shares of Class B common stock, and each such share will be converted into approximately 0.00055 shares of Class A common stock, which will be delivered to Partner Holdings. Group LP will also convert an equivalent number of Class B partnership units held by us into Class A partnership units based on the same conversion rate.

        Group LP Class A partnership units and Class A common stock held by our Managing Directors (including through Partner Holdings) are subject to lock-up agreements for four years from the date of our initial public offering. After this period, Group LP Class A partnership units held by a Managing Director will become exchangeable into Class A common stock or cash as described above and our Class A common stock held by a Managing Director will become transferable, in each case in three equal installments on each of the fourth, fifth and sixth anniversary of our initial public offering. If a Managing Director terminates his or her employment with the Company prior to the end of the lock-up period, the Company will be entitled to extend the lock-up period until up to the tenth anniversary of our initial public offering. We may waive the transfer and exchange restrictions set forth in the Group LP amended and restated limited partnership agreement, including in connection with an offering of shares of our Class A common stock by our Managing Directors. In addition, these restrictions cease to apply upon the death or termination of employment by us due to disability of the applicable Managing Director with respect to such Managing Director's Group LP Class A partnership units.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following discussion is a summary of U.S. federal income tax consequences generally applicable to holders of Class A common stock that hold such shares as capital assets (generally, for investment). For purposes of this discussion, the term U.S. Holder means a holder of shares of Class A common stock that is for United States federal income tax purposes:

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  an individual who is a citizen or resident of the U.S.;

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  a corporation or other entity taxable as a corporation created in or organized under the laws of the U.S., any state thereof or the District of Columbia;

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  an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

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  a trust (i) if a court within the U.S. is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of such trust or (ii) that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

        A Non-U.S. Holder is any beneficial owner that for U.S. federal income tax purposes is not an entity classified as a partnership and is not a U.S. Holder.

        If a partnership or other pass-through entity holds Class A common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend upon the status of the partner or member and the activities of the partnership or other entity. Accordingly, partnerships or other pass-through entities that hold Class A common stock and partners or members in these partnerships or other entities should consult their tax advisors regarding the U.S. federal income and estate tax consequences of the purchase, ownership and disposition of Class A common stock.

        This summary does not consider specific facts and circumstances that may be relevant to a particular holder's tax position and does not consider the non-income tax consequences or the state, local or non-U.S. tax consequences of an investment in Class A common stock. It also does not apply to holders subject to special tax treatment under the U.S. federal income tax laws (including a dealer in securities or currencies, a financial institution, a regulated investment company, a real estate investment trust, an insurance company, a tax-exempt organization, a person holding Group LP Class A partnership units or Class A common stock as part of a hedging, integrated or conversion transaction, a constructive sale, or a straddle, a trader in securities that has elected the mark-to-market method of accounting for your securities, a person liable for alternative minimum tax, a person who owns 10% or more of our voting stock, a person that received its Group LP Class A partnership units or Class A common stock as compensation, a person whose "functional currency" is not the United States dollar, a controlled foreign corporation, a passive foreign investment company, or a former U.S. citizen). This summary is based upon the United States Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury regulations, IRS rulings and pronouncements and judicial decisions in effect, all of which are subject to change, possibly on a retroactive basis, or differing interpretations.

        The discussion included herein is only a summary. Accordingly, we urge you to consult your tax advisor with respect to your U.S. federal, state, local and non-U.S. income and other tax consequences in light of your particular situation with respect to holding and disposing of Class A common stock.

Taxation of Ownership of Class A Common Stock

U.S. Holders

  Dividends

        The gross amount of distributions on the Class A common stock will be taxable as dividends to the extent paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Such income will be includable in your gross income as ordinary income on the day actually or constructively received by you. Subject to certain limitations, dividends received by corporate U.S. Holders may be eligible for the dividends received deduction. In addition, subject to certain limitations, dividends received by noncorporate U.S. Holders are generally eligible for reduced qualified dividend rates of taxation.

        To the extent that the amount of any distribution exceeds our current and accumulated earnings and profits for a taxable year, as determined under U.S. federal income tax principles, the distribution will first be treated as a tax-free return of capital, causing a reduction in the adjusted basis of the shares of Class A common stock (thereby increasing the amount of gain, or decreasing the amount of loss, to be recognized by you on a subsequent disposition of the Class A common stock), and the balance in excess of adjusted basis will be taxed as capital gain recognized on a sale or exchange.

  Dispositions

        For U.S. federal income tax purposes, you will recognize taxable gain or loss on any sale or exchange of a share of Class A common stock in an amount equal to the difference between the amount realized for the Class A common stock and your tax basis in such shares. Such gain or loss will generally be capital gain or loss. Capital gains of individuals derived with respect to capital assets held for more than one year are generally taxed at reduced rates. The deductibility of capital losses is subject to limitations.

Non-U.S. Holders

  Dividends

        Any dividend paid to a Non-U.S. Holder with respect to Class A common stock will generally be subject to withholding tax at a 30% rate (or such lower rate specified by an applicable income tax treaty). Generally, a Non-U.S. Holder must certify as to its status, and to any right to reduced withholding under an applicable income tax treaty, on a properly completed IRS Form W-8BEN or IRS Form W-8BEN-E in order to obtain the benefit of such right. If, however, the Non-U.S. Holder provides an IRS Form W-8ECI, certifying that the dividend is effectively connected with the Non-U.S. Holder's conduct of a trade or business within the U.S., the dividend will not be subject to withholding. Instead, such dividends are subject to U.S. federal income tax at regular rates applicable to U.S. persons generally and, for corporate holders, may also be subject to a 30% "branch profits tax" unless you qualify for a lower rate under an applicable U.S. income tax treaty.

  Dispositions

        A Non-U.S. Holder will generally not be subject to U.S. federal income or withholding tax in respect of any gain on a sale, exchange or other taxable disposition of Class A common stock unless:

  the gain is effectively connected with the Non-U.S. Holder's conduct of trade or business in the U.S. and, in some instances if an income tax treaty applies, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the U.S.;

  the Non-U.S. Holder is an individual who is present in the United States for 183 or more days in the tax year of the disposition and meets certain other conditions; or

  we are or have been a "U.S. real property holding corporation" ("USRPHC") under Section 897 of the Code during the applicable statutory period and the Non-U.S. Holder's shares in us represent more than 5% of the Class A common stock outstanding and are otherwise a "U.S. real property interest" under the Foreign Investment in Real Property Tax Act (and the Non-U.S. Holder is not eligible for any treaty exemption). We do not believe that we currently are a USRPHC, and we do not anticipate becoming a USRPHC in the future.

  Information Reporting and Backup Withholding

        You will generally be required to comply with certain certification procedures to establish that you are not a U.S. person in order to avoid backup withholding with respect to dividends or the proceeds of a disposition of Class A common stock. In addition, we are required to annually report to the IRS and you the amount of any distributions paid to you, regardless of whether we actually withheld any tax. Copies of the information returns reporting such distributions and the amount withheld, if any, may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty. Any amounts withheld under the backup withholding rules will generally be allowed as a refund or credit against your U.S. federal income tax liability, provided that certain required information is provided on a timely basis to the IRS.

U.S. Federal Estate Taxes

        Class A common stock owned or treated as owned by an individual at the time of death will be included in the individual's gross estate for U.S. federal estate tax purposes, and may be subject to U.S. federal estate tax, unless an applicable estate tax treaty provides otherwise.

Foreign Account Tax Compliance Act

        Withholding at a rate of 30% generally will be required on dividends in respect of, and, after December 31, 2018, gross proceeds from the sale of, Class A common stock held by or through certain foreign financial institutions (including investment funds), unless such institution (i) enters into an agreement with the Treasury to report, on an annual basis, information with respect to shares in the institution held by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (ii) if required under an intergovernmental agreement between the U.S. and an applicable foreign country reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the U.S. and an applicable foreign country may modify these requirements. Accordingly, the entity through which Class A common stock is held will affect the determination of whether such withholding is required. Similarly, dividends in respect of, and, after December 31, 2018, gross proceeds from the sale of, Class A common stock held by an investor that is a non-financial non- U.S. entity which does not qualify under certain exemptions will be subject to withholding at a rate of 30%, unless such entity either (i) certifies to us that such entity does not have any "substantial United States owners" or (ii) provides certain information regarding the entity's "substantial United States owners," which we will in turn provide to the Secretary of the Treasury. We will not pay any additional amounts to holders in respect of any amounts withheld. Holders are encouraged to consult their tax advisors regarding the possible implications of these withholding taxes on their investment in Class A common stock.

 PLAN OF DISTRIBUTION

        The Class A common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions:

  •
  to or through underwriters or dealers;

  •
  directly to one or more purchasers, including our affiliates;

  •
  through agents or dealers;

  •
  through ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

  •
  through block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  through purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

  •
  through a combination of any of these methods of sale; or

  •
  through any other method permitted pursuant to applicable law.

        The prospectus supplements relating to an offering of our Class A common stock will set forth the terms of such offering, including:

  •
  the name or names of any underwriters, dealers or agents;

  •
  the purchase price of the offered shares and the proceeds to us from the sale;

  •
  any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation; and

  •
  any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such offered shares may be listed.

        Any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. If underwriters are used in the sale, the underwriters will acquire the offered shares for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The offered shares may be offered either to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise set forth in a prospectus supplement, the obligations of the underwriters to purchase any shares will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such shares if any are purchased.

        In connection with underwritten offerings of the offered shares and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered shares at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

  •
  A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

  •
  A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

  •
  A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

        These transactions may be effected on the NYSE, in the over-the-counter market, or otherwise. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.

        If a dealer is used in the sale, we will sell such offered shares to the dealer, as principal. The dealer may then resell the offered shares to the public at varying prices to be determined by that dealer at the time for resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

Transfer Agent and Registrar

        The transfer agent and registrar for our Class A common stock is Computershare Trust Company, N.A. The transfer agent's address is 144 Fernwood Avenue, Edison, NJ 08837.

Listing

        Our Class A common stock is listed on the NYSE under the symbol "MC."

 LEGAL MATTERS

        Unless otherwise indicated in any accompanying prospectus supplement, Skadden, Arps, Slate, Meagher & Flom LLP will provide opinions regarding the authorization and validity of the securities. Skadden, Arps, Slate, Meagher & Flom LLP may also provide opinions regarding certain other matters. Any underwriters will be advised about legal matters by their own counsel, which will be named in an accompanying prospectus supplement.

EXPERTS

        The consolidated and combined financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from Moelis & Company's Annual Report on Form 10-K, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We filed a registration statement on Form S-3 with the SEC with respect to the registration of the Class A common stock offered by this prospectus. This prospectus and any accompanying prospectus supplement do not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information about us, the Class A common stock we are offering by this prospectus, any accompanying prospectus supplement and related matters, you should review the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus and any accompanying prospectus supplement about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits that were filed with the registration statement may be inspected without charge at the public reference facilities maintained by the SEC at 100 F. Street, N.E., Washington, D.C. 20549. Information on the operation of the public reference facilities may be obtained by calling the SEC at 1 800-SEC-0330. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

        We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended, and, in accordance with such requirements, will file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information will be available for inspection and copying at the regional offices, public reference facilities and website of the SEC referred to above. We intend to furnish our stockholders with annual reports containing consolidated financial statements audited by our independent registered accounting firm.

        The SEC's rules allow us to "incorporate by reference" information into this prospectus and any accompanying prospectus supplement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. Any information referred to in this way is considered part of this prospectus and any accompanying prospectus supplement from the date we file that document. Any reports filed by us with the SEC after the date of the prospectus and any accompanying prospectus supplement and before the date that the offerings of the Class A common stock by means of this prospectus and any accompanying prospectus supplement are terminated, will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus and any accompanying prospectus supplement.

        We incorporate by reference into this prospectus and any accompanying prospectus supplement the following documents or information filed with the SEC:

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  Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed on March 14, 2016;

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  Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2016, June 30, 2016, and September 30, 2016, filed on May 5, 2016, August 5, 2016 and November 3, 2016;

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  Current Reports on Form 8-K, filed on March 18, 2016, June 15, 2016, August 5, 2016 and December 14, 2016;

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  Those portions of our Definitive Proxy Statement on Schedule 14A, filed on April 28, 2016, that are incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2015;

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  Registration Statement on Form 8 A for registration of the Class A common stock to section 12(b) of the Exchange Act, filed on April 11, 2014; and

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  All other documents filed by Moelis & Company under sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offerings to which this prospectus relates (other than documents and information furnished and not filed in accordance with SEC rules, unless expressly stated otherwise therein).

        We will provide, without charge to each person, including any beneficial owner, to whom this prospectus and any accompanying prospectus supplement is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus and any accompanying prospectus supplement, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request copies of those documents from Moelis & Company, 399 Park Avenue, 5th Floor, New York, NY 10022. You also may contact us at (212) 883 3800 or visit the "Financial Reports & SEC Filings" of our Investor Relations website at http://investors.moelis.com for copies of those documents. Our website and the information contained on our website are not a part of this prospectus or any accompanying prospectus supplement, and you should not rely on any such information in making your decision whether to acquire our Class A common stock.

20,000,000 Shares

Class A Common Stock

PROSPECTUS

                                    , 2016

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

Amount To Be Paid
Registration fee	$66,828
FINRA filing fee	86,990
Legal fees and expenses	400,000
Accounting fees and expenses	100,000
Miscellaneous	—
Total	653,818

        Each of the amounts set forth above, other than the registration fee, is an estimate.

Item 15.    Indemnification of Directors and Officers.

        Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the Registrant. The DGCL provides that section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Article Tenth of the Registrant's amended and restated certificate of incorporation provides for indemnification by the Registrant of members of its board of directors, members of committees of its board of directors and of other committees of the Registrant, and its executive officers, and allows the Registrant to provide indemnification for its other officers and its agents and employees, and those serving another corporation, partnership, joint venture, trust or other enterprise at the request of the Registrant, in each case to the maximum extent permitted by the DGCL.

        Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant's amended and restated certificate of incorporation provides for such limitation of liability.

        The Registrant has also entered into separate indemnification agreements with each of its directors which are in addition to the Registrant's indemnification obligations under its amended and restated certificate of incorporation. These indemnification agreements may require the Registrant, among other things, to indemnify its directors against expenses and liabilities that may arise by reason of their status as directors, subject to certain exceptions. These indemnification agreements may also require the Registrant to advance any expenses incurred by its directors as a result of any proceeding against them as to which they could be indemnified and to obtain and maintain directors' and officers' insurance.

        The Registrant maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and (b) to the Registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

Item 16.    Exhibits.

Exhibit Number	Description
3.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed with the SEC on April 22, 2014)
3.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Current Report on Form 8-K filed with the SEC on April 22, 2014)
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP*
23.1	Consent of Deloitte & Touche LLP, independent registered public accountants
23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)*
24.1	Power of Attorney*

*
Previously filed

Item 17.    Undertakings.

(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

              (i)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

             (ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

  (5)
  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

          The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report, pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, NY, on the 16th day of December, 2016.

Moelis & Company
By:	/s/ KENNETH MOELIS
	Name:	Kenneth Moelis
	Title:	Chairman and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ KENNETH MOELIS Kenneth Moelis	Chairman and Chief Executive Officer (Principal Executive Officer)	December 16, 2016
/s/ JOSEPH SIMON Joseph Simon	Chief Financial Officer (Principal Financial Officer)	December 16, 2016
/s/ CHRIS CALLESANO Chris Callesano	Principal Accounting Officer	December 16, 2016
* Navid Mahmoodzadegan	Director	December 16, 2016
* Jeffrey Raich	Director	December 16, 2016
* Eric Cantor	Director	December 16, 2016
* J. Richard Leaman III	Director	December 16, 2016
* John A. Allison	Director	December 16, 2016

Signature	Title	Date

* Yvonne Greenstreet	Director	December 16, 2016
* Kenneth L. Shropshire	Director	December 16, 2016
* Pursuant to Power of Attorney
/s/ KENNETH MOELIS Kenneth Moelis